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                                                                    Exhibit 10.4


                              SUBSIDIARY GUARANTEE

     Subject to Section 11.04 of that certain Indenture (as supplemented, the "Indenture"), dated as of July 1, 1997, by and among Polymer Group, Inc., a Delaware corporation, the Guarantors named therein and Harris Trust and Savings Bank, as Trustee, _______________________, a ______________ corporation
("_____"), hereby unconditionally, jointly and severally, guarantees with the other Guarantors under the Indenture, to each Holder of a Security authenticated by the Trustee and to the Trustee and its successors and assigns that: the principal of and interest on the Securities will be promptly paid in full when due, subject to any applicable grace period, whether at maturity, by acceleration or otherwise, and interest on the overdue principal and interest on any overdue interest on the Securities, to the extent lawful, and all other obligations of the Company to the Holders or the Trustee under the Indenture or under the Securities will be promptly paid in full or performed, all in accordance with the terms thereof.

     The obligations of ______ to the Holders and to the Trustee pursuant to this Guarantee and the Indenture are (a) expressly set forth in Article 11 of the Indenture and (b) subordinated to Guarantor Senior Indebtedness as set forth in Article 12 of the Indenture, and reference is hereby made to such Indenture for the precise terms of this Guarantee. The terms of Article 11 of the Indenture are incorporated herein by reference. This Guarantee is subject to release as and to the extent provided in Section 11.03 of the Indenture.

     This is a continuing Guarantee and shall remain in full force and effect and shall be binding upon ________ and its respective successors and assigns to the extent set forth in the Indenture until full and final payment of all of the Company's Obligations under the Securities and the Indenture and shall inure to the benefit of the successors and assigns of the Trustee and the Holders and, in the event of any transfer or assignment of rights by any Holder or the Trustee, the rights and privileges herein conferred upon that party shall automatically extend to and be vested in such transferee or assignee, all subject to the terms and conditions hereof. This is a Guarantee of payment and not a guarantee of collection.

     This Guarantee shall not be valid or obligatory for any purpose until the certificate of authentication on the Security upon which this Guarantee is noted shall have been executed by the Trustee under the Indenture by the manual signature of one of its authorized officers.

     _________, and by its acceptance hereof each Holder and the Trustee, hereby confirms that it is the intention of all such parties that the guarantee by _______ pursuant to this Guarantee not constitute a fraudulent transfer or conveyance for purposes of title 11 of the United States Code, as amended, the Uniform Fraudulent Conveyance Act, the Uniform Fraudulent Transfer Act or any similar U.S. Federal or state or other applicable law. To effectuate the foregoing intention, ______'s obligations under this Guarantee shall be limited to the maximum amount as will, after giving effect to all other contingent and fixed liabilities of such Guarantor (including any Senior Indebtedness Incurred after the Issue Date) and after giving effect to any collections from or payments made by or on behalf of any other Guarantor in respect of the obligations of such other Guarantor under its Guarantee or pursuant to Section 11.05, result in _______'s obligations under this Guarantee not constituting such a fraudulent transfer or conveyance under United States Federal or state or other applicable law.

     Capitalized terms used herein have the same meanings given in the Indenture unless otherwise indicated.

Dated as of April 12, 2001      [_________________________________________]


                              By:
                              Name: James G. Boyd
                              Title: Executive Vice President, Secretary and
                                            Chief Financial Officer